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                          FRIEDE GOLDMAN HALTER, INC.
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                               AND SUBSIDIARIES
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                                                                    Exhibit 21.1
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1.   Friede Goldman Halter, Inc. (MS)
2.   Amcane Company (MN)
3.   Amcane International (MN)
4.   AmClyde Engineered Products Company, Inc.(DE)
5.   Bludworth Bond Holding, Inc.(DE)
6.   Bludworth Bond, L.L.C.(LA)
7.   Bludworth Bond, L. P. (LA)
8.   Brissonneau & Lotz Marine USA, Inc. (DE)
9.   Equitable Shipyards, L.L.C. (LA)
10.  Friede Goldman Canada, Inc. (Canada)
11.  Friede Goldman Delaware, Inc. (DE)
12.  Friede & Goldman, Ltd.(MS)
13.  Friede Goldman Halter Engineered Products Group, Inc.) (DE)
14.  Friede Goldman International FSC Incorporated (Barbados)
15.  Friede Goldman Newfoundland Limited
16.  Friede Goldman Offshore, Inc. (MS)
17.  Friede Goldman Offshore Texas, L.P. (LA)
18.  Fritz Culver, Inc.(LA)
19.  Gretna Machine & Iron Works, L.L.C.(LA)
20.  Gulf Coast Fabrication, Inc. d/b/a Halter Port Bienville (MS)
21.  Halter-Calcasieu, L.L.C.(LA)
22.  Halter Gulf Repair, Inc.(DE)
23.  Halter Marine Gulfport, Inc.(NV)
24.  Halter Marine, Inc.(NV)
25.  Halter Marine, Inc.(LA)
26.  Halter Marine Panama City, Inc.(DE)
27.  Halter Marine Pascagoula, Inc.(DE)
28.  Halter Marine Services, Inc. (MS)
29.  Halter Yachts, Inc. (DE)
30.  Marine Cleaning, L.L.C. (LA)
31.  Maritime Holdings, Inc.(DE)
32.  Offshore Marine Indemnity Company (VT)
33.  TDI-International, Inc. (Caymans)
34.  TDI-Halter, L.L.C.(LA)
35.  TDI-Orange, L.L.C. (LA)
36.  TDI-Orange, L. P. (LA)
37.  Utility Steel Fabrication, Inc.(LA)
38.  World Rig Leasing, Inc. (DE)